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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


                                                      JURISDICTION OF
NAME                                                   INCORPORATION
------------------------------------------            ---------------
Caystar Holdings                                      Cayman Islands

Bogoso Holdings                                       Cayman Islands

Bogoso Gold Limited  (90% owned)                      Ghana

Wasford Holdings                                      Cayman Islands

Wexford Goldfields Limited (90% owned)                Ghana

GSR (IOM) Limited                                     Isle of Man

Barnex (Ghana) Limited                                Ghana

Barnex (Prestea) Limited (90% owned)                  Ghana

JCI Ghana                                             Ghana

Guyanor Ressources S.A. (72.6% owned)                 France

Societe de Travaux Publics et de Mines                France
Auriferes en Guyane ("SOTRAPMAG")

Societe des Mines de Yaou & Dorlin                    France
(SMYD)(86.3%)